Filed Pursuant to Rule 433

Registration No. 333-180728

Market Linked Notes and Market Linked Securities

November 2013 - Offerings summary

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure. Filed by Wells Fargo & Company pursuant to Rule 433 (d)(1)(i).

MARKET LINKED NOTES AND MARKET LINKED SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

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Market Linked Investments

On a monthly basis, Wells Fargo Securities offers a new set of Market Linked Investments that provide investors with opportunities to gain market exposure with varying levels of market risk protection, from zero to 100% protection, if held to maturity. All payments on Market Linked Investments are subject to the credit risk of the applicable issuer. Market Linked Investments are unsecured debt obligations of the issuer, and investors will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment. If the issuer defaults on its obligations, investors could lose their entire investment.

Market Linked Investments are classified into different investment strategies based on their primary risk/return features. The following icons denote the investment strategies highlighted in this offerings summary.

Market Linked Notes

Market Linked Notes allow investors to participate in the potential appreciation of an underlying market measure while also protecting against potential declines in the market measure. If held to maturity, these investments provide for the repayment of an investor’s principal amount, regardless of the performance of the underlying market measure, subject to the credit risk of the issuer.

Market Linked Notes – Partial downside protection

Market Linked Notes may also be offered with a maximum potential loss of up to 10% of principal. These notes provide for a repayment of at least 90% of an investor’s principal amount if held to maturity, subject to the credit risk of the issuer. These notes are referred to as Market Linked Notes with partial downside protection and will be specifically identified as such.

Market Linked Securities

Market Linked Securities are designed for investors who are willing to forgo any protection against market declines. Market Linked Securities typically provide investors the opportunity to earn enhanced returns based on an underlying market measure if held to maturity, usually subject to a predetermined maximum return cap. These securities can include some form of limited protection against declines in the market measure, usually in the form of a buffer or contingent level of protection, subject to the credit risk of the issuer. If no such limited protection is provided, investors will be exposed to potential complete loss of their principal amount.

Market Linked Notes and Market Linked Securities can be linked to a variety of asset classes or combinations of these asset classes, which are represented by the following five colors. For each Market Linked Note or Market Linked Security in this monthly offerings summary, the relevant asset class will be represented as a color behind the investment strategy icon.

Equities	Fixed Income	Currencies	Commodities	Hybrid

Classification of Market Linked Investments into investment strategies is not intended to guarantee particular results or performance. Although the potential returns on Market Linked Investments are based upon the performance of the relevant underlying market measure, investing in a Market Linked Investment is not equivalent to investing directly in the underlying market measure.

Estimated value of Market Linked Investments

The original offering price of each Market Linked Investment will include certain costs that are borne by investors. Because of these costs, the estimated value of a Market Linked Investment on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” below and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of a Market Linked Investment in the applicable pricing supplement. The estimated value of a Market Linked Investment will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the Market Linked Investment, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of the Market Linked Investment. You should read the applicable pricing supplement for more information about the estimated value of a Market Linked Investment and how it is determined.

General risks and investment considerations

An investment in Market Linked Notes or Market Linked Securities involves a variety of risks. Market Linked Notes and Market Linked Securities may have a variety of different payout structures and may be linked to a variety of different underlying market measures. Each structure and each underlying market measure will have its own unique set of risks and investment considerations. Before you invest in any Market Linked Note or Market Linked Security, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to most types of Market Linked Notes and Market Linked Securities:

•	Principal risk. Market Linked Securities and certain Market Linked Notes are not structured to repay your full principal amount on the stated maturity date. Certain Market Linked Securities may be structured such that your entire investment is at risk, in which case you could lose your entire principal amount.
•	Performance risk and opportunity costs of Market Linked Notes. Because many Market Linked Notes offer a below-market minimum return or no minimum return at all, the yield that you will receive on your Market Linked Notes may be less than the return you could earn on other investments, including a traditional interest-bearing debt security with the same maturity date of the applicable issuer or another issuer with a similar credit rating, and could be zero.
•	Performance risk of Market Linked Securities. Market Linked Securities do not repay a fixed amount on the stated maturity date. The redemption amount you receive typically depends on the change in the level of the underlying market measure over the term of the Market Linked Securities. As a result, the redemption amount you receive on Market Linked Securities may be more or less, and possibly significantly less, than the original offering price of such Market Linked Securities.
•	Limited upside. The return of certain Market Linked Notes and Market Linked Securities may be limited by a predetermined maximum return cap and, as a result, may be lower than the return on a direct investment in the applicable underlying market measure.
•	Liquidity risk. Market Linked Notes and Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. Market Linked Notes and Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for any Market Linked Notes or Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Notes or Market Linked Securities prior to their maturity date. If you choose to sell a Market Linked Note or Market Linked Security prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
•	Market value uncertain. Market Linked Notes and Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Notes and Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying market measure; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. If the Market Linked Notes or Market Linked Securities are subject to a capped value, Wells Fargo Securities anticipates that their value will always be at a discount to the capped value.
•

Costs to investors. The original offering price of Market Linked Notes and Market Linked Securities will include certain costs that are borne by investors. These costs will adversely affect the economic terms of the Market Linked Notes and Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for the Market Linked Notes and Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in investors’ favor following the pricing date, any secondary market price for the Market Linked Notes and Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in a Market Linked Note or Market Linked Security is subject to the ability of the applicable issuer to make payments to investors when they are due. If the issuer defaults on its payment obligations, investors could lose their entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of the Market Linked Notes and Market Linked Securities prior to maturity.
•	No periodic interest or dividend payments. Market Linked Notes and Market Linked Securities generally do not provide periodic interest. Market Linked Notes and Market Linked Securities linked to equities do not provide for a pass through of any dividends paid on the underlying equities.
•	Call risk. A Market Linked Note or Market Linked Security may be callable at the option of the applicable issuer. If the issuer exercises its call right, it will pay the call price on the call date. The issuer has no obligation to call a callable Market Linked Note or Market Linked Security and any decision to call a callable Market Linked Note or Market Linked Security will be made in its sole discretion when it is most advantageous for the issuer to do so. If a Market Linked Note or Market Linked Security is called or otherwise repaid early, it is possible that the investor may not be able to reinvest the proceeds at the same or greater yield.
•	Estimated value considerations. The estimated value of a Market Linked Note or Market Linked Security that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, investors should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy the Market Linked Notes or Market Linked Securities from you at any time after issuance.
•	Conflicts of interest. Potential conflicts of interest may exist between investors and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on the Market Linked Notes or Market Linked Securities. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in a market measure, or may publish research on such companies or a market measure. Finally, the estimated value of the Market Linked Notes or Market Linked Securities may be determined by Wells Fargo Securities.
•	Effect of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying market measure or the value of the Market Linked Notes or Market Linked Securities.
•	Basket risk. If the underlying market measure is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, or wholly offset, or more than offset, by depreciation of one or more other basket components.
•	ETF risk. If the underlying market measure is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and the differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in Market Linked Notes or Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration. If the index includes foreign securities, in addition to the risks described below, the Market Linked Notes or Market Linked Securities will be subject to currency exchange rate risk, as the value of the ETF will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
•	Index risk. If the market measure is an index, or an ETF that tracks an index, your return on the Market Linked Notes or Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, the Market Linked Notes or Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets.
•	Commodity risk. Market Linked Notes and Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to an investor. Commodity markets are frequently subject to disruptions, distortions and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.
•	Currency risk. Market Linked Notes and Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.
•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisers regarding the application of the U.S. Federal income tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

Monthly offerings summary

The terms set forth in this summary are intended as a general indication of Market Linked Notes and Market Linked Securities available through the pricing date for each offering. Please see the offering materials for complete product disclosure including a detailed explanation of the terms, identification of the underlying market measure, tax disclosure, and a full discussion of risks. All payments on Market Linked Notes and Market Linked Securities are available only if the investment is held until the applicable payment date and are subject to the credit risk of the applicable issuer. Market Linked Notes and Market Linked Securities are unsecured debt obligations of the issuer, and investors will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment. If the issuer defaults on its obligations, investors could lose their entire investment.

Each issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. Market Linked Notes and Market Linked Securities are not deposits or other obligations of a depository institution and are not insured by the FDIC or any other governmental agency of the United States or any other jurisdiction.

If you received this document by e-mail, you may view a copy of the relevant preliminary pricing supplement and other related offering documents by clicking on the offering document hyperlink for that particular offering on the following pages.

	Market Linked Securities
Maturity	Issuer	Market Measure	Description	Page
2 years	Wells Fargo & Company	S&P 500® Index	Growth Securities – Leveraged Upside Participation to a Cap and Buffered Downside with Multiplier Principal at Risk Securities Linked to the S&P 500® Index due November 27, 2015	5
3 years	Wells Fargo & Company	Russell 2000® Index	Growth Securities – Leveraged Upside Participation to a Cap and Buffered Downside with Multiplier Principal at Risk Securities Linked to the Russell 2000® Index due November 28, 2016	8
6 years	Wells Fargo & Company	S&P 500® Index	Growth Securities – Leveraged Upside Participation to a Cap and Contingent Downside with Contingent Minimum Return Principal at Risk Securities Linked to the S&P 500® Index due November 27, 2019	11

Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 2 years
Market Measure	S&P 500® Index (the “Index”)
Pricing Date	November 22, 2013*
Issue Date	November 27, 2013*
Original Offering Price	$1,000 per security (100% of par)
Redemption Amount at Maturity	See “How the redemption amount is calculated” on the next page
Stated Maturity Date	November 27, 2015*
Starting Level	The closing level of the Index on the pricing date
Ending Level	The closing level of the Index on the calculation day
Capped Value	[113%-117%] of the original offering price per security ($1,130.00 to $1,170.00 per security), to be determined on the pricing date
Threshold Level	90% of the starting level
Participation Rate	200%
Multiplier	100%/90%, which is approximately 1.1111
Calculation Day	November 23, 2015*
Calculation Agent	Wells Fargo Securities, LLC, an affiliate of the issuer
Denominations	$1,000 and any integral multiple of $1,000
Agent Discount	Up to 0.25%
CUSIP	94986RRY9

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Growth Securities – Leveraged Upside Participation to a Cap and Buffered Downside With Multiplier Principal at Risk Securities Linked to the S&P 500® Index due November 27, 2015

Investment description

•	Linked to the S&P 500® Index
•	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:
¡	If the level of the Index increases, you will receive the original offering price plus 200% participation in the upside performance of the Index, subject to a maximum total return at maturity of 13% to 17% (to be determined on the pricing date) of the original offering price
¡	If the level of the Index decreases but the decrease is not more than 10%, you will be repaid the original offering price
¡	If the level of the Index decreases by more than 10%, you will receive less than the original offering price and have downside exposure to the decrease in the level of the Index from the starting level to the ending level, subject to the buffering effect of a multiplier equal to approximately 1.1111
•	Investors may lose some, or all, of the original offering price
•	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
•	No periodic interest payments or dividends
•	No exchange listing; designed to be held to maturity

Hypothetical payout profile

The profile above is based on a hypothetical capped value of 115% or $1,150.00 per security (the midpoint of the specified range for the capped value), a participation rate of 200%, a threshold level equal to 90% of the starting level and a multiplier of approximately 1.1111. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value and whether you hold your securities to maturity.

On the date of the preliminary pricing supplement, the estimated value of the securities is approximately $973.10 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, the issuer does not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $966.30 per security. See “General risks and investment considerations-Estimated value considerations” in the offerings summary and “Investment Description” in the preliminary pricing supplement for more information.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision.

Investors should carefully review the preliminary pricing supplement, product supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312513415291/d620146d424b2.htm
•	Product supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512302131/d378206d424b2.htm
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 877-316-9039.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein are not a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. Unless market conditions and other relevant factors change significantly in your favor, a sale of the securities prior to maturity is likely to result in sale proceeds that are substantially less than the original offering price per security. Wells Fargo Securities, LLC and its affiliates are not obligated to purchase the securities from you at any time prior to maturity.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Product Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

S&P® is a registered trademark of Standard and Poor’s Financial Services LLC (“S&P Financial”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P”). “Standard & Poor’s®,” “S&P 500®,” “Standard & Poor’s 500®” and “500®” are trademarks of S&P Financial and have been licensed for use by S&P and sublicensed for certain purposes by Wells Fargo & Company. The S&P 500 Index is a product of S&P and has been licensed for use by Wells Fargo & Company. The securities are not sponsored, endorsed, sold or promoted by S&P, S&P Financial or their respective affiliates, and neither S&P, S&P Financial or their respective affiliates make any representation regarding the advisability of investing in the securities.

Hypothetical returns

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
2619.57	50.00%	$1,150.00	15.00%	7.11%
2444.93	40.00%	$1,150.00	15.00%	7.11%
2270.29	30.00%	$1,150.00	15.00%	7.11%
2095.66	20.00%	$1,150.00	15.00%	7.11%
1921.02	10.00%	$1,150.00	15.00%	7.11%
1877.36	7.50%	$1,150.00	15.00%	7.11%
1833.70	5.00%	$1,100.00	10.00%	4.82%
1746.38(2)	0.00%	$1,000.00	0.00%	0.00%
1659.06	-5.00%	$1,000.00	0.00%	0.00%
1571.742	-10.00%	$1,000.00	0.00%	0.00%
1554.28	-11.00%	$988.89	-1.11%	-0.56%
1397.10	-20.00%	$888.89	-11.11%	-5.80%
1309.79	-25.00%	$833.34	-16.67%	-8.91%
873.19	-50.00%	$555.56	-44.44%	-27.33%

Assumes a hypothetical capped value of 115%, or $1,150.00 per security (the midpoint of the specified range of the capped value).

(1) The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2) The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level, and capped value.

How the redemption amount is calculated

The redemption amount payable at maturity will be determined as follows:

•	If the ending level is greater than the starting level, the redemption amount will be equal to the lesser of:
(i)	$1,000 plus

$1,000 ×	ending level – starting level	× participation rate	; and
starting level

(ii)	the capped value

•	If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level, the redemption amount will be equal to $1,000

•	If the ending level is less than the threshold level, the redemption amount will be equal to:

$1,000 ×	ending level	× multiplier
starting level

If the ending level is less than the threshold level, you will lose some, and possibly all, of the original offering price of your securities at maturity.

S&P® 500 Index daily closing levels*

*The graph above sets forth daily closing levels of the Index for the period from January 1, 2003 to October 23, 2013. The closing level on October 23, 2013 was 1746.38. The historical performance of the Index is not an indication of the future performance of the Index during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Selected Risk Considerations” section in the preliminary pricing supplement and the “Risk Factors” section in the product supplement. Please review those selected risk considerations and risk factors carefully.

•	You May Lose Up To All Of Your Investment.
•	No Periodic Interest Will Be Paid On The Securities.
•	Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index.
•	The Buffering Effect Of The Multiplier Will Decrease As The Ending Level Decreases.
•	The Securities Are Subject To The Credit Risk Of Wells Fargo.
•	The Estimated Value Of The Securities On The Pricing Date, Based On Wells Fargo Securities, LLC’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.
•	The Estimated Value Of The Securities Is Determined By The Issuer’s Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.
•	The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities, LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
•	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
•	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.
•	The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:
•	Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index.
•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.
•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.
•	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.
•	The Issuer And Its Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.
•	The Stated Maturity Date Will Be Postponed If The Calculation Day Is Postponed.
•	Potential Conflicts Of Interest Could Arise Between You And The Issuer.
•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.
•	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.
•	The Estimated Value Of The Securities Was Calculated By An Affiliate Of The Issuer.
•	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.
•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

© 2013 Wells Fargo Securities. All rights reserved.	7

Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 3 years
Market Measure	Russell 2000® Index (the “Index”)
Pricing Date	November 22, 2013*
Issue Date	November 27, 2013*
Original Offering Price	$1,000 per security (100% of par)
Redemption Amount at Maturity	See “How the redemption amount is calculated” on the next page
Stated Maturity Date	November 28, 2016*
Starting Level	The closing level of the Index on the pricing date
Ending Level	The closing level of the Index on the calculation day
Capped Value	[128%-132%] of the original offering price per security ($1,280.00 to $1,320.00 per security), to be determined on the pricing date
Threshold Level	85% of the starting level
Participation Rate	200%
Multiplier	100%/85%, which is approximately 1.1765
Calculation Day	November 22, 2016*
Calculation Agent	Wells Fargo Securities, LLC, an affiliate of the issuer
Denominations	$1,000 and any integral multiple of $1,000
Agent Discount	Up to 0.25%
CUSIP	94986RRZ6

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Growth Securities – Leveraged Upside Participation to a Cap and Buffered Downside with Multiplier Principal at Risk Securities Linked to the Russell 2000® Index due November 28, 2016

Investment description

•	Linked to the Russell 2000® Index
•	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:
¡	If the level of the Index increases, you will receive the original offering price plus 200% participation in the upside performance of the Index, subject to a maximum total return at maturity of 28% to 32% (to be determined on the pricing date) of the original offering price
¡	If the level of the Index decreases but the decrease is not more than 15%, you will be repaid the original offering price
¡	If the level of the Index decreases by more than 15%, you will receive less than the original offering price and have downside exposure to the decrease in the level of the Index from the starting level to the ending level, subject to the buffering effect of a multiplier equal to approximately 1.1765
•	Investors may lose some, or all, of the original offering price
•	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
•	No periodic interest payments or dividends
•	No exchange listing; designed to be held to maturity

Hypothetical payout profile

The profile above is based on a hypothetical capped value of 130% or $1,300.00 per security (the midpoint of the specified range for the capped value), a participation rate of 200%, a threshold level equal to 85% of the starting level and a multiplier of approximately 1.1765. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value and whether you hold your securities to maturity.

On the date of the preliminary pricing supplement, the estimated value of the securities is approximately $964.70 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, the issuer does not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $957.80 per security. See “General risks and investment considerations-Estimated value considerations” in the offerings summary and “Investment Description” in the preliminary pricing supplement for more information.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision. Investors should carefully review the preliminary pricing supplement, product supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312513415280/d619184d424b2.htm
•	Product supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512302131/d378206d424b2.htm
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 877-316-9039.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein are not a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. Unless market conditions and other relevant factors change significantly in your favor, a sale of the securities prior to maturity is likely to result in sale proceeds that are substantially less than the original offering price per security. Wells Fargo Securities, LLC and its affiliates are not obligated to purchase the securities from you at any time prior to maturity.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Product Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by Wells Fargo & Company. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

Hypothetical returns

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
1944.13	75.00%	$1,300.00	30.00%	8.92%
1666.40	50.00%	$1,300.00	30.00%	8.92%
1444.21	30.00%	$1,300.00	30.00%	8.92%
1333.12	20.00%	$1,300.00	30.00%	8.92%
1277.57	15.00%	$1,300.00	30.00%	8.92%
1222.02	10.00%	$1,200.00	20.00%	6.16%
1166.48	5.00%	$1,100.00	10.00%	3.20%
1110.93(2)	0.00%	$1,000.00	0.00%	0.00%
999.84	-10.00%	$1,000.00	0.00%	0.00%
944.29	-15.00%	$1,000.00	0.00%	0.00%
933.18	-16.00%	$988.23	-1.18%	-0.39%
777.65	-30.00%	$823.53	-17.65%	-6.36%
555.47	-50.00%	$588.24	-41.18%	-16.90%
277.73	-75.00%	$294.11	-70.59%	-36.84%

Assumes a hypothetical capped value of 130%, or $1,300.00 per security (the midpoint of the specified range of the capped value).

(1) The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2) The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level, and capped value.

How the redemption amount is calculated

The redemption amount payable at maturity will be determined as follows:

•	If the ending level is greater than the starting level, the redemption amount will be equal to the lesser of:
(i)	$1,000 plus

$1,000 ×	ending level – starting level	× participation rate	; and
starting level

(ii)	the capped value

•	If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level, the redemption amount will be equal to $1,000

•	If the ending level is less than the threshold level, the redemption amount will be equal to:

$1,000 ×	ending level	× multiplier
starting level

If the ending level is less than the threshold level, you will lose some, and possibly all, of the original offering price of your securities at maturity.

Russell 2000® Index daily closing levels*

*The graph above sets forth daily closing levels of the Index for the period from January 1, 2003 to October 23, 2013. The closing level on October 23, 2013 was 1110.93. The historical performance of the Index is not an indication of the future performance of the Index during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Selected Risk Considerations” section in the preliminary pricing supplement and the “Risk Factors” section in the product supplement. Please review those selected risk considerations and risk factors carefully.

•	You May Lose Up To All Of Your Investment.
•	No Periodic Interest Will Be Paid On The Securities.
•	Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index.
•	The Buffering Effect Of The Multiplier Will Decrease As The Ending Level Decreases.
•	The Securities Are Subject To The Credit Risk Of Wells Fargo.
•	The Estimated Value Of The Securities On The Pricing Date, Based On Wells Fargo Securities, LLC’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.
•	The Estimated Value Of The Securities Is Determined By The Issuer’s Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.
•	The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities, LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
•	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
•	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.
•	An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.
•	The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:
•	Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index.
•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.
•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.
•	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.
•	The Issuer And Its Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.
•	The Stated Maturity Date Will Be Postponed If The Calculation Day Is Postponed.
•	Potential Conflicts Of Interest Could Arise Between You And The Issuer.
•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.
•	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.
•	The Estimated Value Of The Securities Was Calculated By An Affiliate Of The Issuer.
•	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.
•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

© 2013 Wells Fargo Securities. All rights reserved.	10

Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 6 years
Market Measure	S&P 500® Index (the “Index”)
Pricing Date	November 22, 2013*
Issue Date	November 27, 2013*
Original Offering Price	$1,000 per security (100% of par)
Redemption Amount at Maturity	See “How the redemption amount is calculated” on the next page
Stated Maturity Date	November 27, 2019*
Starting Level	The closing level of the Index on the pricing date
Ending Level	The closing level of the Index on the calculation day
Contingent Minimum Return	12% of the original offering price per security ($120 per security) so long as the ending level is equal to or greater than the threshold level
Capped Value	[155%-165%] of the original offering price per security ($1,550.00 to $1,650.00 per security), to be determined on the pricing date
Threshold Level	70% of the starting level
Participation Rate	200%
Downside Payment Amount	12% of the original offering price per security ($120 per security)
Calculation Day	November 22, 2019*
Calculation Agent	Wells Fargo Securities, LLC, an affiliate of the issuer
Denominations	$1,000 and any integral multiple of $1,000
Agent Discount	Up to 0.25%
CUSIP	94986RRX1

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Growth Securities – Leveraged Upside Participation to a Cap and Contingent Downside with Contingent Minimum Return Principal at Risk Securities Linked to the S&P 500® Index due November 27, 2019

Investment description

•	Linked to the S&P 500® Index
•	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:
¡	If the level of the Index increases, you will receive the original offering price plus the greater of (i) the contingent minimum return of 12% of the original offering price and (ii) 200% participation in the upside performance of the Index, subject to a maximum total return at maturity of 55% to 65% (to be determined on the pricing date) of the original offering price
¡	If the level of the Index decreases but the decrease is not more than 30%, you will receive the original offering price plus the contingent minimum return of 12% of the original offering price
¡	If the level of the Index decreases by more than 30%, you will receive less than the original offering price and have full downside exposure to the decrease in the level of the Index from the starting level to the ending level, mitigated only by the downside payment amount of 12% of the original offering price
•	Investors may lose up to 88% of the original offering price
•	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
•	No periodic interest payments or dividends
•	No exchange listing; designed to be held to maturity

Hypothetical payout profile

The profile above is based on a hypothetical capped value of 160% or $1,600 per security (the midpoint of the specified range for the capped value), a contingent minimum return of 12% or $120 per security, a participation rate of 200%, a threshold level equal to 70% of the starting level, and a downside payment amount of 12% or $120 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value and whether you hold your securities to maturity.

On the date of the preliminary pricing supplement, the estimated value of the securities is approximately $944.70 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, the issuer does not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $934.10 per security. See “General risks and investment considerations-Estimated value considerations” in the offerings summary and “Investment Description” in the preliminary pricing supplement for more information.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision. Investors should carefully review the preliminary pricing supplement, product supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312513420259/d621589d424b2.htm
•	Product supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512204471/d342623d424b2.htm
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 877-316-9039.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein are not a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. Unless market conditions and other relevant factors change significantly in your favor, a sale of the securities prior to maturity is likely to result in sale proceeds that are substantially less than the original offering price per security. Wells Fargo Securities, LLC and its affiliates are not obligated to purchase the securities from you at any time prior to maturity.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Product Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

S&P® is a registered trademark of Standard and Poor’s Financial Services LLC (“S&P Financial”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P”). “Standard & Poor’s®,” “S&P 500®,” “Standard & Poor’s 500®” and “500®” are trademarks of S&P Financial and have been licensed for use by S&P and sublicensed for certain purposes by Wells Fargo & Company. The S&P 500 Index is a product of S&P and has been licensed for use by Wells Fargo & Company. The securities are not sponsored, endorsed, sold or promoted by S&P, S&P Financial or their respective affiliates, and neither S&P, S&P Financial or their respective affiliates make any representation regarding the advisability of investing in the securities.

Hypothetical returns

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
2619.57	50.00%	$1,600.00	60.00%	7.99%
2444.93	40.00%	$1,600.00	60.00%	7.99%
2270.29	30.00%	$1,600.00	60.00%	7.99%
2095.66	20.00%	$1,400.00	40.00%	5.68%
1921.02	10.00%	$1,200.00	20.00%	3.06%
1851.16	6.00%	$1,120.00	12.00%	1.90%
1833.7	5.00%	$1,120.00	12.00%	1.90%
1746.38(2)	0.00%	$1,120.00	12.00%	1.90%
1571.74	-10.00%	$1,120.00	12.00%	1.90%
1484.42	-15.00%	$1,120.00	12.00%	1.90%
1397.10	-20.00%	$1,120.00	12.00%	1.90%
1222.466	-30.00%	$1,120.00	12.00%	1.90%
1205.00	-31.00%	$810.00	-19.00%	-3.48%
873.19	-50.00%	$620.00	-38.00%	-7.81%
436.60	-75.00%	$370.00	-63.00%	-15.90%
0.00	-100.00%	$120.00	-88.00%	-32.38%

Assumes a hypothetical capped value of 160%, or $1,600 per security (the midpoint of the specified range of the capped value).

(1) The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2) The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level, and capped value.

How the redemption amount is calculated

The redemption amount payable at maturity will be determined as follows:

•	If the ending level is greater than or equal to the starting level, the redemption amount will be equal to $1,000 plus the greater of:

(i)	$1,000 ×	ending level – starting level	× participation rate	; and
starting level

(ii) the contingent minimum return;

provided that the redemption amount will not be greater than the capped value

•	If the ending level is less than the starting level, but greater than or equal to the threshold level, the redemption amount will be equal to $1,000 plus the contingent minimum return

•	If the ending level is less than the threshold level, the redemption amount will be equal to $1,000 minus:

$1,000 ×	starting level – ending level
starting level

plus the downside payment amount

If the ending level is less than the threshold level, you will receive less, and possibly 88% less, than the original offering price of your securities at maturity.

12

S&P® 500 Index daily closing levels*

*The graph above sets forth daily closing levels of the Index for the period from January 1, 2003 to October 23, 2013. The closing level on October 23, 2013 was 1746.38. The historical performance of the Index is not an indication of the future performance of the Index during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Selected Risk Considerations” section in the preliminary pricing supplement and the “Risk Factors” section in the product supplement. Please review those selected risk considerations and risk factors carefully.

•	If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly 88% Less, Than The Original Offering Price Of Your Securities At Maturity.
•	Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index.
•	No Periodic Interest Will Be Paid On The Securities.
•	The Securities Are Subject To The Credit Risk Of Wells Fargo.
•	The Estimated Value Of The Securities On The Pricing Date, Based On Wells Fargo Securities, LLC’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.
•	The Estimated Value Of The Securities Is Determined By The Issuer’s Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.
•	The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities, LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
•	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
•	You Will Only Receive The Contingent Minimum Return If The Ending Level Is Equal To Or Greater Than The Threshold Level.
•	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.
•	The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:
•	Your Return On The Securities Could Be Less Than If You Owned The Securities Included In The Index.
•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.
•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.
•	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.
•	The Issuer And Its Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.
•	The Stated Maturity Date Will Be Postponed If The Calculation Day Is Postponed.
•	Potential Conflicts Of Interest Could Arise Between You And The Issuer.
•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.
•	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.
•	The Estimated Value Of The Securities Was Calculated By An Affiliate Of The Issuer.
•	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.
•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

© 2013 Wells Fargo Securities. All rights reserved.	13

About Wells Fargo Securities

Wells Fargo Securities is a comprehensive, customer-focused capital markets and investment banking firm serving corporations, financial institutions, and public entities of all sizes throughout the United States, Latin America, Asia, and Europe. Wells Fargo Securities is a market leader in debt and equity underwriting, mergers and acquisitions, loan syndications, debt and equity sales and trading, tax-exempt products, and research and economics.

We strive to design innovative ways to help clients meet their investment goals. Our monthly set of offerings is organized to allow investors to strategically allocate funds to investments that feature a range of maturities and investment themes.

Always read the preliminary pricing supplement and other related offering documents

Market Linked Notes and Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

Each issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the applicable registration statement and other documents the applicable issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the applicable issuer, any underwriter or any dealer participating in the offering will arrange to send you the applicable prospectus if you request it by contacting your financial advisor or by calling Wells Fargo Securities at (877) 316-9039.

© 2013 Wells Fargo Securities. All rights reserved.